                                                                    EXHIBIT 23.5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 4, 1997, accompanying the consolidated financial statements of Citizens Gwinnett Bancshares, Inc. for the year ended December 31, 1996, included in the Form 10-K for Premier Bancshares, Inc. for year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Post-effective Amendment No. 1 to the Registration Statement and Prospectus of Premier Bancshares, Inc. on Form S-4 (file no. 333-83191).


                                                /s/ PORTER KEADLE MOORE, LLP



Atlanta, Georgia
September 22, 1999